                                                            REGISTRATION NO. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                       UNITED STATES SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)

   DELAWARE                                                            13-2518270
   (State or other jurisdiction                                       (I.R.S. Employer
   of organization or incorporation)                                 Identification No.)

   150 GLOVER AVENUE, NORWALK, CONNECTICUT                              06856
   (Address of principal executive offices)                          (Zip Code)


                       1994 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                              Donald F. Crane, Jr.
                               Senior SEC Counsel
                       United States Surgical Corporation
                               150 Glover Avenue
                           Norwalk, Connecticut 06856
                    (Name and address of agent for service)

                                 (203) 845-1000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------
                                                     PROPOSED                PROPOSED
                                                     MAXIMUM                 MAXIMUM
  TITLE OF                    AMOUNT                 OFFERING                AGGREGATE            AMOUNT OF
  SECURITIES TO BE            TO BE                  PRICE                   OFFERING             REGISTRATION
  REGISTERED                  REGISTERED             PER SHARE*              PRICE*               FEE
- -------------------------------------------------------------------------------------------------------------------
  COMMON STOCK,
  PAR VALUE
  $.10 PER SHARE              650,000 SHARES         $17.75                  $11,537,500          $3,978.45
- -------------------------------------------------------------------------------------------------------------------

*Estimated pursuant to Rule 457 only for purposes of calculating the registration fee, based upon the average of the high and low price per share on May 23, 1994 as reported in the composite reporting system for New York
Stock Exchange listed issues.

                                    PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by United States Surgical Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     1.   Annual Report on Form 10-K for the year ended December 31, 1993.

     2.   Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

     3. The description of the Company's common stock, par value $.10 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-B, dated August 3, 1990.

     All other reports and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15 (d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such document.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Donald F. Crane, Jr., who is opining as to the validity of the securities, is an employee of the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subject to certain procedures and limitations set forth therein, the Delaware General Corporation Law permits the Company to indemnify any person against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding in which such person was, is, or is threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company's By-laws generally state that the Company's officers, directors, employees and agents shall be provided the indemnification permitted under the Delaware statute. The Company's Certificate of Incorporation also exculpates directors of the Company from personal economic liability for breaches of fiduciary duties, with certain exceptions. Such provisions may be broader than and supersede the By-Law provisions described above.

     The Company maintains a directors' and officers' liability insurance policy which provides for the payment of certain liabilities and expenses and for reimbursement to the Company of indemnification payments made by the Company to its officers and directors.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable

ITEM 8.   EXHIBITS.


     (5)       Opinion of Donald F. Crane, Jr.*

     (15)      Letter re unaudited interim financial information.*

     (23)(a)   Consent of Deloitte & Touche.*

       (b)     Consent of Donald F. Crane, Jr. (included in Exhibit 5).

     (24)      Powers of Attorney.*

     *Filed herewith

ITEM 9.   UNDERTAKINGS.

     (a)  The Company hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                         (i)  To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                         (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on May 25, 1994.

                                UNITED STATES SURGICAL CORPORATION

                                By   /s/ Thomas R. Bremer
                                     ----------------------------------------
                                     Thomas R. Bremer
                                     Senior Vice President and General Counsel


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 Signature                           Title                                     Date
                 ---------                           -----                                     ----
                 *                         Chairman of the Board, President,                May 25, 1994
- -------------------------------------      Chief Executive Officer and Director
         Leon C. Hirsch                    (Principal Executive Officer)

                 *                         Director                                         May 25, 1994
- --------------------------------------
         John A. Bogardus, Jr.

     /s/ Thomas R. Bremer                  Director                                         May 25, 1994
- --------------------------------------
         Thomas R. Bremer

                 *                         Director                                         May 25, 1994
- ---------------------------------------
         Turi Josefsen

                 *                         Director                                         May 25, 1994
- --------------------------------------
         Douglas L. King

                                           Director
- --------------------------------------
         Zanvyl Krieger

                 *                         Director                                         May 25, 1994
- --------------------------------------
         Bruce S. Lustman

                 *                         Director                                         May 25, 1994
- --------------------------------------
         William F. May

                 *                         Director                                         May 25, 1994
- --------------------------------------
         Marianne Scipione

                 *                         Director                                         May 25, 1994
- -------------------------------------
         Douglas T. Tansill

                 *                         Senior Vice President, Finance                   May 25, 1994
- ------------------------------------       and Chief Financial Officer
         Howard M. Rosenkrantz             (Principal Financial Officer)

                 *                         Vice President and Controller                    May 25, 1994
- -------------------------------------      (Principal Accounting Officer)
         Joseph C. Scherpf


* By power of Attorney

                                 EXHIBIT INDEX



Exhibit No.                                Item                        Location
- ------------                               ----                        --------

     5                    Opinion of Donald F. Crane, Jr.

     15                   Letter re unaudited interim financial
                             information

     23(a)                Consent of Deloitte & Touche

     24                   Powers of Attorney